Exhibit 99.1

Porch Group Announces Pricing of Upsized $385 Million Convertible Senior Notes Offering

SEATTLE, September 13, 2021 - Porch Group, Inc. (“Porch” or “the Company”) (NASDAQ: PRCH) today announced the upsizing and pricing of an offering of $385 million aggregate principal amount of its 0.75% Convertible Senior Notes due 2026 (the “notes”) through a private offering to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The size of the notes offering has been upsized from $350 million to $385 million. Porch has also granted the initial purchasers an option to purchase, exercisable within the 30-day period immediately following the pricing date of the offering, up to an additional $40 million aggregate principal amount of notes. The offering is expected to close on September 16, 2021, subject to customary closing conditions.

The notes will be senior unsecured obligations of Porch, and interest will be payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2022. The notes will mature on September 15, 2026, unless earlier repurchased, redeemed or converted.

Porch may not redeem the notes prior to September 20, 2024. Porch may redeem for cash all or any portion of the notes, at Porch’s option, on or after September 20, 2024 if the last reported price of Porch’s common stock (“common stock”) has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Porch provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The notes will be convertible into cash, shares of common stock or a combination of cash and shares of common stock at Porch’s election at an initial conversion rate of 39.9956 shares of common stock per $1,000 principal amount of the notes, which is equivalent to an initial conversion price of approximately $25.00 per share. The initial conversion price of the notes represents a premium of approximately 32.50% to the $18.87 per share last reported sale price of the common stock on The Nasdaq Capital Market on September 13, 2021.

Prior to the close of business on the business day immediately preceding June 15, 2026, the notes will be convertible at the option of the holders only upon the satisfaction of certain conditions and during certain periods. Thereafter, until the close of business on the second scheduled trading day immediately preceding the maturity date, the notes will be convertible at the option of the holders at any time regardless of these conditions. If Porch undergoes a fundamental change (as defined in the offering memorandum), holders may require Porch to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, if a make-whole fundamental change occurs (as defined in the offering memorandum) prior to the maturity date or if Porch delivers a notice of redemption, Porch will, under certain circumstances, increase the conversion rate by a number of additional shares of common stock for notes converted in connection with such make-whole fundamental change or notice of redemption.

Porch estimates that the net proceeds from the offering will be approximately $374.9 million (or approximately $413.9 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting fees and estimated expenses. Porch expects to use a portion of the net proceeds from the offering to pay the cost of capped call transactions described below, and use the remainder of the net proceeds from the offering to repay all outstanding borrowings under its senior secured term loan and related prepayment fees and for general corporate purposes, which may include potential acquisitions.

In connection with the pricing of the notes, Porch entered into privately negotiated capped call transactions with Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Bank of Montreal and Jefferies International Limited (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to the common stock upon any conversion of notes and/or offset any cash payments Porch is required to make in excess of the principal amount of the converted notes, as the case may be, in the event that the market price of the common stock is greater than the strike price of the capped call transactions (which initially corresponds to the initial conversion price of the notes and is subject to certain adjustments under the terms of the capped call transactions), with such reduction and/or offset subject to a cap based on the cap price of the capped call transactions. The cap price of the capped call transactions is initially $37.74 per share, representing a premium of 100% above the last reported sale price of $18.87 per share of the common stock on September 13, 2021, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, Porch intends to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, Porch expects the option counterparties or their respective affiliates to purchase shares of common stock and/or enter into various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the notes at that time.  In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling the common stock or other securities of Porch in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could cause or avoid an increase or a decrease in the market price of the common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

The notes and the shares of common stock issuable upon conversion of the notes, if any, have not been, and will not be, registered under the Securities Act, or under any state securities laws, and may not be offered or sold in the United States without registration under, or an applicable exemption from, the registration requirements. This press release is not an offer to sell, nor is it a solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction. It is issued pursuant to Rule 135c under the Securities Act.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target," or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, expectations regarding the closing of the notes offering and the use of proceeds therefrom. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Porch’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Porch. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: risks related to the notes offering, including the effect of the capital markets on the offering and our ability to satisfy the closing conditions to the offering and other risks and uncertainties described in Porch’s most recent annual report on Form 10-K/A, subsequently filed quarterly report on Form 10-Q for the quarter ended June 30, 2021, current report on Form 8-K filed September 13, 2021 and other documents filed by Porch with the Securities and Exchange Commission. Nothing in this release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this release. Porch does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.

CONTACTS

Investor Relations Contacts:

Walter Ruddy, Head of Investor Relations & Treasury

Porch Group, Inc.

(206) 715-2369

WalterRuddy@porch.com

Cody Slach/Matt Glover/Alex Thompson

Gateway Group, Inc.

(949) 574-3860

PRCH@gatewayir.com

Porch Press contact: Jordan Schmidt Gateway Group, Inc. (949) 574-3860 PRCH@gatewayir.com

Source: Porch Group, Inc.